                                                                     EXHIBIT 8.1

                     [LETTERHEAD OF O'MELVENY & MYERS LLP]



                               September 24, 2001

Apex Mortgage Capital, Inc.
865 South Figueroa Street
Suite 1800
Los Angeles, California 90017


          Re:   Registration Statement on Form S-2
                ----------------------------------

Ladies and Gentlemen:

          We have acted as special tax counsel to Apex Mortgage Capital, Inc., a Maryland Corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-2, Registration No. 333-69448, filed with the Securities and Exchange Commission under the Securities Act on September 14, 2001 (as thereafter amended to the date hereof and together with all exhibits thereto, the "Registration Statement"), relating to the offering and sale (the "Offering") of up to 4,000,000 shares of the Company's Common Stock (exclusive of 600,000 shares that may be sold pursuant to an over-allotment option), par value $.01 per share (the "Common Stock"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

          In formulating our opinions herein, we have reviewed the Registration Statement and such certificates, including the Officer's Certificate (the "Officer's Certificate"), records, and other documents, and statutes, rules, and regulations as we have deemed necessary or appropriate as a basis for the opinions set forth below. In conducting such review for purposes of rendering our opinions, we have not conducted an independent investigation of any of the facts set forth in the Registration Statement, the Officer's Certificate, or any other documents, records, or certificates, and have relied upon the Company's representations that the information presented in such documents, records, or certificates or otherwise furnished to us accurately represent and completely describe all material facts relevant to our opinions herein, and upon the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies, the genuineness of all signatures and the legal capacity of all natural persons. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have also relied upon the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, dated September 13, 2001, with respect to all matters of Maryland law.

Apex Mortgage Capital, Inc.
September 24, 2001
Page 2


          In rendering these opinions we have assumed that (i) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (ii) the Company has been and will continue to be organized and operated in the manner described in the Officer's Certificate, the Registration Statement, and the other relevant documents referred to above, and (iii) there have been no changes in the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder by the Treasury Department (the "Treasury Regulations"), and the interpretations of the Code and Treasury Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist on the date of this letter. Any material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions.

          Based upon and subject to the foregoing, we are of the opinion that the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 1997 through December 31, 2000, and the Company's contemplated method of operations, as described in the Registration Statement, will enable it to satisfy the requirements for such qualification for its taxable year ending December 31, 2001, and each taxable year thereafter.

          The Company's qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership, and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us and, accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements for REIT qualification. Moreover, certain aspects of the Company's method of operations have not been considered by the courts or the IRS. There can be no assurance that the courts or the IRS will agree with this opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to O'Melveny & Myers LLP under the caption "Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

          Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein, or under any other law.

                                     Respectfully submitted,

                                     /s/ O'Melveny & Myers LLP